UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 22, 2022

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 N. Broadway Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including Area Code: (405) 234-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 17, 2022, Continental Resources, Inc., an Oklahoma corporation (“Continental” or the “Company”), entered into an Agreement and Plan of Merger, dated as of October 16, 2022 (the “Merger Agreement”), with Omega Acquisition, Inc., an Oklahoma corporation (“Merger Sub”), incorporated by Harold G. Hamm (the “Founder”).

Pursuant to the Merger Agreement, Merger Sub commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.01 (the “Shares”), of the Company, other than: (i) Shares owned by the Founder, certain of his family members and their affiliated entities (collectively, the “Hamm Family”) and (ii) shares underlying unvested equity awards issued pursuant to the Company’s long-term incentive plans (collectively, “Rollover Shares”) for $74.28 per Share (the “Offer Price”), in cash, without interest and subject to deduction for any required withholding taxes.

The Offer expired at one minute after 11:59 p.m., New York City time, on November 21, 2022. American Stock Transfer & Trust Co., LLC, in its capacity as depositary for the Offer, advised that, as of the expiration of the Offer, a total of 36,312,840 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 62.5% of the outstanding Shares other than Rollover Shares. In addition, Notices of Guaranteed Delivery have been delivered for 3,443,485 Shares, representing approximately 5.9% of the outstanding Shares other than Rollover Shares. Each condition to the Offer was satisfied, and, on November 22, 2022, Merger Sub irrevocably accepted for payment all Shares that were validly tendered and not withdrawn.

On November 22, 2022, immediately prior to the Acceptance Time, the Founder contributed 100% of the capital stock of Merger Sub to the Company. In addition, following consummation of the Offer, Merger Sub merged with and into the Company, with the Company surviving the merger (the “Merger”). The Merger was completed pursuant to Section 1081.H of the General Corporation Act of the State of Oklahoma (the “OGCA”), with no vote of the Company’s shareholders required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than (i) the Rollover Shares; (ii) Shares owned by the Company as treasury stock or owned by any wholly owned subsidiary of the Company, including Shares irrevocably accepted by Merger Sub pursuant to the Offer; and (iii) Shares held by a holder who is entitled to demand and properly demanded appraisal for such Shares in accordance with Section 1091 of the OGCA), was converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest and subject to any required tax withholding.

Also at the Effective Time: (i) the Rollover Shares owned by the Hamm Family and outstanding prior to the Effective Time were converted into an identical number of newly issued shares of the Company, as the surviving corporation, having identical rights to the previously existing Shares held by such holder, and such converted shares of the surviving corporation were the only capital stock of the surviving corporation outstanding immediately following the Merger; and (ii) the Rollover Shares underlying each unvested restricted stock award (“Company RS Award”) were replaced with a restricted stock unit award covering the same number of shares of the Company, as the surviving corporation, as the number of Shares covered by the Company RS Award immediately prior to the Effective Time that provides the holder of such canceled restricted stock award with the right to receive, for each share of common stock of the surviving corporation, upon vesting of such restricted stock unit, and at the surviving corporation’s sole discretion, a share of the surviving corporation, cash in a substantially equivalent amount, or any combination of the two, in each case, together with any unpaid dividends accrued on such restricted stock award.

The foregoing summary of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on October 17, 2022 and incorporated by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On November 22, 2022, the Offer and the Merger were completed as described under “Introductory Note.”

The aggregate consideration paid by Merger Sub in the Offer and the Merger to purchase all outstanding Shares (other than the Shares already owned by the Hamm Family), was approximately $4.2 billion. Continental provided Merger Sub with the necessary funds to fund the Offer and the Merger from its cash on hand, availability under its revolving credit agreement and borrowing capacity under a term loan.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, the Company: (i) notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger; and (ii) requested that the NYSE (x) suspend trading of the Shares on the morning of November 23, 2022, prior to market open, and (y) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Section 15(d) of the Exchange Act be suspended, at the time such filing is permitted under SEC rules.

Item 3.03.	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon completion of the Merger on November 22, 2022, in accordance with the Merger Agreement, Merger Sub’s sole director immediately before the Merger, Mr. Hamm, became the sole director of the Company. Accordingly, each of William B. Berry, Timothy G. Taylor, John T. McNabb II, Ellis L. McCain, Mark E. Monroe and Shelly G. Lambertz ceased serving as members of the Company’s board of directors at the Effective Time. These departures were solely in connection with the Merger and not a result of any disagreement with the Company, its management or its board of directors.

Pursuant to the Merger Agreement, the officers of the Company immediately prior to the Effective Time continued as the officers of the Company as the surviving corporation following the Effective Time and will hold office at the pleasure of the board of directors of the Company as the surviving corporation and in accordance with the Company’s bylaws.

Item 8.01.	Other Items

On November 22, 2022, the Company issued a press release announcing the completion of the Offer and the anticipated completion of the Merger, which is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits

(d)    The following exhibits are included with this Report:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 16, 2022, by and between Continental Resources, Inc. and Omega Acquisition, Inc. (incorporated by reference to Exhibit 2.1 to Continental Resources Inc.’s Current Report on Form 8-K (Commission File No. 001-32886) filed October 17, 2022).

99.1	Press release, dated November 22, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2022

CONTINENTAL RESOURCES, INC.

By:	/s/ James R. Webb
Name:	James R. Webb
Title:	Senior Vice President, General Counsel, Chief Risk Officer & Secretary

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